EXHIBIT 99.1

EDITORIAL CONTACT:

Stacie D. Byars

Director, Investor Relations

425-825-3422

StacieByars@Captaris.com

CAPTARIS COMPLETES REPURCHASE OF 3.8% OF SHARES OUTSTANDING

KIRKLAND, Wash. — December 16, 2002 — Captaris, Inc. (Nasdaq: CAPA), a leading provider of unified communications and mobile business solutions, today announced it has completed the repurchase 1,137,609 shares of its common stock in a privately negotiated transaction with a single, individual shareholder who is a former employee of Captaris and founder of Infinite Technologies, Inc., which was acquired by Captaris in January of 2001.

The shares, which constitute approximately 3.8% of the Company’s shares outstanding, were acquired for $2.05 per share. On December 13, 2002, the last reported sale price for the common stock on the Nasdaq National Market was $ 2.40 per share. In addition to this privately negotiated repurchase, since September 30, 2002, Captaris has also repurchased approximately 550,000 shares of its common stock in open market transactions. After giving effect to these repurchases, Captaris has approximately 30.2 million shares of common stock outstanding.

As previously announced, in August 2000, the Board of Directors of Captaris approved a plan to repurchase up to $15.0 million of its common stock. To date, Captaris has repurchased approximately $4.8 million of its common stock, or 2.3 million shares, pursuant to the repurchase program, including this privately negotiated repurchase. The Company may repurchase shares in the future subject to overall market conditions, stock prices, and the Company’s cash position and requirements going forward. Captaris intends to provide updates on the status of its repurchase program each quarter in its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Captaris Completes Repurchase
December 16, 2002
Page Two

About Captaris, Inc.

Captaris is a leading provider of unified communications and mobile business solutions that allow companies to improve business communications with customers, partners and employees. The company provides access to and control of critical business information from almost any communications device and enhances communications workflow by improving the way in which company stakeholders exchange information.

The company specializes in developing and marketing its CallXpress unified messaging solution, its RightFAX fax and communications servers, its MediaLinq electronic document delivery services, and its Infinite Mobile Delivery product lines. Captaris has more than 75,000 systems installed and over 1 million users worldwide, with 80 percent of Fortune 100 companies using the company’s award winning products and services.

Captaris is headquartered in Kirkland, WA, and has main offices in Tucson, AZ.; Portland, OR; San Francisco, CA. In addition, Captaris has sales and support offices in Holland, the United Kingdom, Germany, Hong Kong, Australia, and Dubai. The company was founded in 1982 and is publicly traded on the Nasdaq National Market under the symbol CAPA. Captaris maintains a site on the World Wide Web at www.captaris.com. Captaris was previously known as AVT Corporation.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris’ actual results include, among others, the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, changes in accounting principles, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10- Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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